Exhibit 4.16

* Confidential Treatment has been requested for the marked portions of this exhibit pursuant to Rule 24B-2 of the Securities Exchange Act of 1934, as amended. AWARD/CONTRACT 1. THIS CONTRACT IS A RATED ORDER UNDER DPAS (15 CFR 700) RATING DO C9 PAGE OF PAGES 1 25 2. CONTRACT (Proa. Inst. Indent.) NO. W9113M-10-C-0057 3. EFFECTIVE DATE 14 July 2010 4. REQUISITION/PURCHASE REQUEST/PROJECT NO. SEE SCHEDULE 5. ISSUED BY USASMDC/ARSTRAT SMDC-RDC-EB 64 THOMAS JOHNSON DRIVE FREDERICK MD 21702 CODE W9113M 6. ADMINISTERED BY (if other than item 5) DCM SEATTLE CORPORATE CAMPUS EAST III 3009 112 TH AVE., NE, SUITE 200 BELLEVUE WA 98004-8019 CODE S4801A 7. NAME AND ADDRESS OF CONTRACTOR (No., street, county, State and ZIP Code) TEKMIRA PHARMACEUTICALS CORPORTION 8900 GLENLYON PKY SUITE 100 BURNABY V5J5J8 8. DELIVERY ☐ FOB ORIGIN ☐ OTHER (See below) 9. DISCOUNT FOR PROMPT PAYMENT 10. SUBMIT INVOICES (4 copies unless otherwise specified) TO THE ADDRESS SHOWN IN ITEM G CODE L8144 FACILITY CODE 11. SHIP TO/MARK FOR See Schedule CODE 12. PAYMENT WILL BE MADE BY DFAS-COLUMBUS CETER DFAS-CO/WEST ENTITLEMENT OPERATION PO BOX 182381 COLUMBUS OH 43218-2381 CODE HQ0339 13. AUTHORITY FOR USING OTHER THAN FULL AND OPEN COMPETITION: 10 U.S.C. 2304(c) ( ) 41 U.S.C 263(e) ( ) 14. ACCOUNTING AND APPROPRIATION DATA SEE SCHEDULE 15A. ITEM NO. 15B. SUPPLIES/SERVICES SEE SCHEDULE 15C.QUANTITY 15D. UNIT 15E. UNIT PRICE 15F. AMOUNT 15G. TOTAL AMOUNT OF CONTRACT $34,747,879 16. TABLE OF CONTENTS (X) SEC. DESCRIPTION PAGE(S) PART 1-THE SCHEDULE A. SOLICITATION/CONTRACT FORM 1-2 B. SUPPLIES OR SERVICES AND PRICES/COSTS 3-6 C. DESCRIPTION/SPECS/WORK STATEMENT 7 D. PACKAGING AND MARKING 8 E. INSPECTION AND ACCEPTANCE 9 F. DELIVERIES OR PERFORMANCE 10 G. CONTRACT ADMINISTRATION DATA 11-13 H. SPECIAL CONTRACT REQUIREMENTS 14-17 (X) SEC. DESCRIPTION PAGE(S) PART II – CONTRACT CLAUSES I CONTRACT CLAUSES 18-24 PART III-LIST OF DOCUMENTS, EXHIBITS AND OTHER ATTACH. J. LIST OF ATTACHMENTS 25 PART IV – REPRESENTATIONS AND INSTRUCTIONS K. REPRESENTATIONS, CERTIFICATIONS AND OTHER STATEMENTS OF OFFERORS L. INSTRS., CONDS., AND NOTICES TO OFFERORS M. EVALUATION FACTORS FOR AWARD CONTRACTING OFFICER WILL COMPLETE ITEM 17 OR 18 AS APPLICABLE 17. CONTRACTOR’S NEGOTIATED AGREEMENT (Contractor is required to sign this document and return 1 copies to issuing office.) Contractor agrees to furnish and deliver all items or perform all the services set forth or otherwise identified above and on any continuation sheets for the consideration stated herein. The rights and obligations of the parties to this contract shall be subject to and governed by the following documents: (a) this award/contract, (b) the solicitation, if any, and (c) such provisions, representations, certifications, and specifications, as are attached or incorporated by reference herein. (Attachments are listed herein.) 18. AWARD (Contractor is not required to sign this document.) Your offer on Solicitation Number W9113M-09-R-0008 , including the additions or changes made by you which additions or changes are set forth in full above, is hereby accepted as to the terms listed above and on any continuation sheets. This award consummates the contract which consists of the following documents: (a) the Government’s solicitation and your offer, and (b) this award/contract. No further contractual document is necessary. 19A. NAME AND TITLE OF SIGNER (Type or Print) [*] 20A. NAME OF CONTRACTING OFFICER [*] 19B. NAME OF CONTRACTOR BY: [*] (Signature of person authorized to sign) 19C. DATE SIGNED JULY 13, 2010 20B. UNITED STATES OF AMERICA BY: [*] (Signature of person authorized to sign) 20C. DATE SIGNED JULY 14, 2010 AUTHORIZED FOR LOCAL REPRODUCTION Previous edition is usable STANDARD FORM 26 (REV. 4/2006 Prescribed by GS – FAR (48CER) 53.214(a) * Confidential Treatment Requested.

W9113M-10-C-0057

Section A – Solicitation/Contract Form

SECTION A

CONTINUATION OF FORM 26

Award is hereby made for the Advanced Development through licensure of a Hemorrhagic Fever Virus Therapeutic.

The Tekmira Pharmaceuticals Corporation proposal dated 1/29/2010 and as revised on 3/22/2010 and 4/30/2010, is incorporated into contract No. W9113M-10-C-0057 in its entirety with the following revisions:

1.	A post award audit will be requested by the Government to determine the adequacy of Tekmira Pharmaceuticals Corporation’s accounting system. Vouchers submitted prior to an accounting system adequacy determination by the DCAA, and approval by the ACO, are subject to latter adjustment. Each voucher submitted shall have [*]% decremented to ensure the Governments rights are adequately protected until such time as the accounting system is approved. Upon approval, Tekmira may voucher for the withheld amounts for payment.

2.	Section G has been revised to include local WAWF clause to include the type and codes required for payment purposes.

3. Section H has been revised to include paragraphs H. 6, requirements from the RFP at Section M.3.4 Post-Award Evaluations of Contractors’ Performance and Down-Select Criteria.

4. The following clauses are hereby added to Section I by reference:

52.215-16 Facilities Capital Cost of Money (June 2003)

252.204-7008 Export Controlled Items (April 2010)

5. The following clause is hereby deleted from Section I as follows:

52.232-25 Prompt Payment (OCT 2008)

6. The following clause is hereby revised to remove the last sentence:

52.217-7 Option for Increased quantity-Separately Priced Line Item (MAR 1989)

7. Section 2.2 (and any associate entries in the IMS and/or CWBS) of the Tekmira SOW, Section J, Attachment 1 is hereby removed, as this effort is being conducted prior to date of award and is not covered by this contract.

8. Only those exceptions noted in the Tekmira Final Proposal Revision dated 4/30/2010, pages 3-5 are incorporated into this contract.

*Confidential Treatment Requested.

W9113M-10-C-0057

Section B - Supplies or Services and Prices

ITEM NO	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
0001	Lot				$	[*	]

Advanced Development of Hemorrhagic
CPIF

Fever Virus Therapeutic. Delivery of the developmental therapeutic end item that has successfully achieved all activities associated with completing FDA Phase 1 Clinical Trials exclusive of those required to achieve Technology Readiness Level 4, to include Pre-IND, IND, and Phase I Human Safety Clincal Studies, including Management, Regulatory Affairs, all FDA submissions and official program reporting requirements (to include EVMS if required) in accordance with the Contractor’s Statement of Work (SOW), dated 3/22/10, Attachment 1 of Section J. (Note: maturity level of candidate receiving award will determine the specific activities awarded.) Reporting requirements are delineated in Contract Data Requirements List DD Form 1423, attached as Exhibits A001 through A006 in Section J.
FOB: Destination
	TARGET COST				$	[*	]
	TARGET FEE				$	[*	]

	TOTAL TGT COST + FEE				$	[*	]

	MINIMUM FEE				$	[*	]
	MAXIMUM FEE				$	[*	]
	SHARE RATIO ABOVE TARGET					[*	]
	SHARE RATIO BELOW TARGET					[*	]

*Confidential Treatment Requested.

W9113M-10-C-0057

ITEM NO	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
000101					$	[*	]

Funding for CLIN 0001
CPIF

FOB: Destination
	TARGET COST				$	[*	]
	TARGET FEE				$	[*	]

	TOTAL TGT COST + FEE				$	[*	]

	MINIMUM FEE				$	[*	]
	MAXIMUM FEE				$	[*	]
SHARE RATIO ABOVE TARGET
SHARE RATIO BELOW TARGET
	ACRN AA				$	[*	]
CIN: 000000000000000000000000000000

ITEM NO	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
0002			Lot		$	[*	]

OPTION	Advanced Development of Hemorrhagic
CPIF

Fever Virus Therapeutic. Delivery of the developmental therapeutic end item that has successfully achieved Phase II Pivotal Animal Efficacy Studies. This line item includes all associated Management, Regulatory Affairs, FDA submissions and Official program reporting requirements (to include EVMS if required). In accordance with the Contractor’s Statement of Work (SOW), dated 3/22/10, Attachment 1 of Section J. Reporting requirements are delineated in Contract Data Requirements List DD Form 1423, attached as Exhibits A001 through A006 in Section J.
FOB: Destination
	TARGET COST				$	[*	]
	TARGET FEE				$	[*	]

	TOTAL TGT COST + FEE				$	[*	]

	MINIMUM FEE				$	[*	]
	MAXIMUM FEE				$	[*	]
	SHARE RATIO ABOVE TARGET					[*	]
	SHARE RATIO BELOW TARGET					[*	]

*Confidential Treatment Requested.

W9113M-10-C-0057

ITEM NO	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
0003	Lot					$ [*]

OPTION	Advanced Development of Hemorrhagic
CPIF

Fever Virus Therapeutic. Delivery of the developmental therapeutic end item that has successfully achieved Phase III Expanded Human Safety Clinical Studies. This line item includes all associated Management, Regulatory Affairs, FDA submissions and Official program reporting requirements (to include EVMS if required). in accordance with the Contractor’s Statement of Work (SOW), dated 3/22/10, Attachment 1 of Section J. Reporting requirements are delineated in Contract Data Requirements List DD Form 1423, attached as Exhibits A001 through A006 in Section J.
FOB: Destination
	TARGET COST				$	[*	]
	TARGET FEE				$	[*	]

	TOTAL TGT COST + FEE				$	[*	]

	MINIMUM FEE				$	[*	]
	MAXIMUM FEE				$	[*	]
	SHARE RATIO ABOVE TARGET					[*	]
	SHARE RATIO BELOW TARGET					[*	]

*Confidential Treatment Requested.

W9113M-10-C-0057

ITEM NO	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
0004	Lot				$	[*	]

OPTION	Advanced Development of Hemorrhagic
CPIF

Fever Virus Therapeutic. New Drug Application and delivery of FDA licensed developmental therapeutic end item to include all New Drug Application and Licensure activities resulting in the delivery of at least one dose of an FDA approved therapeutic. This line item includes all associated Management, Regulatory Affairs, FDA submissions and Official program reporting requirements (to include EVMS if required), in accordance with the Contractor’s Statement of Work (SOW), dated 3/22/10, Attachment 1 of Section J. Reporting requirements are delineated in Contract Data Requirements List DD Form 1423, attached as Exhibits A001 through A006 in Section J.
FOB: Destination
	TARGET COST				$	[*	]
	TARGET FEE				$	[*	]

	TOTAL TGT COST + FEE				$	[*	]

	MINIMUM FEE				$	[*	]
	MAXIMUM FEE				$	[*	]
	SHARE RATIO ABOVE TARGET					[*	]
	SHARE RATIO BELOW TARGET					[*	]

*Confidential Treatment Requested.

W9113M-10-C-0057

Section C - Descriptions and Specifications

SECTION C

Contractor’s Statement of Work, dated 3/22/10, Attachment 1, Section J.

W9113M-10-C-0057

Section D - Packaging and Marking

SECTION D

Packaging and Marking shall be in accordance with FDA regulations as described in Contractor’s Statement of Work, dated 3/22/10, Attachment 1 in Section J.

W9113M-10-C-0057

Section E - Inspection and Acceptance

INSPECTION AND ACCEPTANCE TERMS

Supplies/services will be inspected/accepted at:

CLIN	INSPECT AT	INSPECT BY	ACCEPT AT	ACCEPT BY
0001	Destination	Government	Destination	Government
000101	N/A	N/A	N/A	Government
0002	Destination	Government	Destination	Government
0003	N/A	N/A	N/A	Government
0004	Destination	Government	Destination	Government

CLAUSES INCORPORATED BY REFERENCE

52.246-8	Inspection Of Research And Development Cost Reimbursement	MAY 2001
52.246-16	Responsibility For Supplies	APR 1984

CLAUSES INCORPORATED BY FULL TEXT

52.246-11	HIGHER-LEVEL CONTRACT QUALITY (FEB 1999)

The Contractor shall comply with the higher-level quality standard selected below. (If more than one standard is listed, the offeror shall indicate its selection by checking the appropriate block.)

Title	Number	Date	Tailoring
X	ISO 9001/2000 or higher;
Quality System in compliance with FDA Quality requirements

(End of clause)

W9113M-10-C-0057

Section F - Deliveries or Performance

DELIVERY INFORMATION

CLIN	DELIVERY DATE	QUANTITY	SHIP TO ADDRESS	UIC
0001	04-NOV-2012	Lot	Transformational Medical Technologies Initiative Defense Threat Reduction Agency 8725 John J. Kingman Road, stop 6201 Fort Belvoir, VA, 22060-6201 FOB: Destination	HDTRA1

000101	N/A	N/A	N/A	N/A

0002	11-AUG-2014	Lot	Same as Above FOB: Destination	HDTRA1

0003	24-AUG-2015	Lot	Same as Above FOB: Destination	HDTRA1

0004	03-OCT-2016	Lot	Same as Above FOB: Destination	HDTRA1

CLAUSES INCORPORATED BY REFERENCE

52.242-15 Alt I	Stop-Work Order (Aug 1989) - Alternate I	APR 1984
52.247-34	F.O.B. Destination	NOV 1991

W9113M-10-C-0057

Section G - Contract Administration Data

SECTION G

SECTION G

PAYMENTS:

Detailed Copies of all payment requests will be provided electronically to the Government points of contact listed below at the same time of submission to WAWF:

Contracting Office:

USASMDC

Attn: [*]

64 Thomas Johnson Drive

Frederick, MD 21702

Telephone: 301-619-2895

Fax: 301-619-5069

Email: [*]

Contracting Officers Representative (COR):

[*]

8725 John J. Kingman Road, stop 6201

Fort Belvoir, VA 22060-6201

Telephone: (703)767-2908

Email: [*]

ACCOUNTING AND APPROPRIATION DATA

AA: 970040026TM5YTMW61D255999BD33799000S49012 DODAAC: HD1115

AMOUNT: $[*]

CIN 000000000000000000000000000000: $[*]

CLAUSES INCORPORATED BY REFERENCE

252.201-7000	Contracting Officer’s Representative	DEC 1991

CLAUSES INCORPORATED BY FULL TEXT

INVOICING INSTRUCTIONS

a. The contractor shall submit payment request electronically in accordance with DFARS 252.232-7003 utilizing Wide Area Work Flow (WAWF). The WAWF application allows DOD vendors to submit and track invoices and receipt/acceptance documents electronically. The contractor shall register with WAWF at

*Confidential Treatment Requested.

W9113M-10-C-0057

https://wawf.eb.mil and ensure an electronic business point of contract (POC) is designated in the Central Contractor Registration site at http://www.ccr.gov within ten (10) days after award of this contract. Payments made under this contract shall be via Electronic Funds Transfer (EFT) and shall be based on the EFT information contained in the Central Contractor Registration (CCR) database. The contractor shall ensure that its EFT information in the CCR database remains current and correct.

b. Multiple pricing structures may be utilized for this contract or, if a task ordering contract, for individual task orders issued thereunder. In order to ensure the successful flow of WAWF documents, the type of payment request submitted shall be based on the following as applicable:

                Invoice and Receiving Report (COMBO): applicable to Firm-Fixed-Price (FFP) contracts/task orders that include the delivery of supplies/hardware.

                Invoice as 2-in-1: applicable to Labor Hour and FFP contracts/task orders for services only.

X             Cost Voucher: applicable to Time and Material (T&M) and Cost-Reimbursement type contracts/task orders.

                Construction Invoice: applicable to contracts/task orders for construction.

c. WAWF requires the following data for each payment request: (To be provided by the Government. If a task ordering contract, each awarded task order shall identify this information)

Contract/Task Order Data

Contractor CAGE Code:	L8144
Issue by DODAAC:	W9113M
Admin by DODAAC:	S4801A
Inspect by DODAAC:	S4801A
Accept by DODAAC:	S4801A
Ship to DODAAC:	HD1115
Payment by DODAAC:	HQ0339

Email Points of Contact Listing

Inspector: TBD

Acceptor: TBD

Contracting Specialist: [*]

Contracting Officer:

Contracting Officer’s Technical Representative: [*]

d. Questions concerning payments shall be directed to the Defense Finance and Accounting Service (DFAS). The appropriate DFAS office is indentified in the “PAYMENT WILL BE MADE BY” block on the contract award coversheet. Please have your contract and, if applicable, task order number ready when calling about payments. Payment and receipt information may be accessed using the DFAS web site MyInvoice. MyInvoice is a web-based application developed specifically for contractors/vendors and Government/ Military employees to obtain invoice status. It is an interactive web-based system, accessible 24/7. Users must allow pop-up messages within this system. Your contract and, if applicable, task order number or invoice number will be required to inquire about the status of your payment. For additional information, see the MyInvoice website at https://myinvoice.csd.disa.mil/ or visit http://www.dfas.mil/contractorpay/ electroniccommerce/myinvoice.html.

e. The contractor may submit requests for payment through WAWF not more frequently than monthly (or bi-weekly if a small business).

*Confidential Treatment Requested.

W9113M-10-C-0057

f. For Labor Hour and T&M contracts/task orders, payment requests for labor shall be based on the total labor hours/DPPH expended thereunder for the applicable billing period. These labor charges shall be derived by applying the total hours expended for each labor category multiplied by the applicable fixed-labor rates specified in the contract/task order. Labor charges for cost-reimbursement contracts/task orders shall be based on the total hours expended for each labor category multiplied by actual direct labor rates plus applicable indirect burdens and fee. Travel and ODC/material under T&M and Cost-Reimbursement type contracts/task orders shall be billed at actual costs. For each payment request, the contractor shall attach/upload into WAWF sufficient documentation as to how the billed amounts were derived/calculated.

g. For Firm-Fixed-Price contracts/task orders, payments on the total contract price (excluding any unexercised options) may be requested in equal monthly (or bi-weekly if a small business) amounts calculated over the life of the contract/task order unless alternative payment schedules (e.g., performance-based payments) are specified elsewhere in the contract, or if applicable, in individual task orders.

h. For each payment request, the contractor shall maintain sufficient documentation to substantiate the submitted charges. Such documentation shall include evidence of actual expenditures/payment such as individual daily job timecards, subcontractor/vendor invoices and payment receipts, or other substantiation specified by the Contracting Officer. Such data shall be maintained and readily available for audit purposes, but shall not be included with the WAWF submission. The contractor shall provide such documentation within 7 days of request by the Procuring Contracting Officer, Administrative Contracting Officer, or DCAA auditor.

i. The contractor shall ensure that each payment request submitted in WAWF denotes that the Contracting Officer and Contract Specialist will receive a copy of the payment request notice.

j. Except for FFP contracts/task orders, the contractor and each assignee under an assignment entered into under this contract or, if applicable, an individual task order and in effect at the time of final payment on this contract or, if applicable, an individual task order issued under this contract, shall execute and deliver, at the time of and as a condition precedent to, any final payment thereunder, a release discharging the Government, its officers, agents, and employees, of and from all liabilities, obligations, and claims arising out of, or under, the specific contract/task order. These closing documents shall be submitted with the final payment request.

k. The contractor shall submit final payment requests for Labor Hour and FFP contracts/task orders within 120 days (or longer if approved in writing by the Contracting Officer) after contract/order completion. For T&M or Cost-Reimbursement type contracts/task orders, the contractor shall prepare a final payment request within 120 days (or longer if approved in writing by the Contracting Officer) after settlement of the final annual indirect cost rates to reflect the settled amounts and rates for the performance period covered. The cognizant DCAA shall perform a final audit on the contractor’s final payment request to determine allowable costs. The Administrative Contracting Officer may utilize the cumulative allowable worksheets included with the DCAA incurred cost audit reports in lieu of requesting DCAA to perform the final closeout audit to determine the final costs on the cost reimbursable portions of the contract/task order.

W9113M-10-C-0057

Section H - Special Contract Requirements

CLAUSES INCORPORATED BY REFERENCE

252.234-7002	Earned Value Management System	APR 2008

SECTION H

H. 1 SECURITY CONSIDERATIONS

At this time, there are no anticipated classified materials or performance required for this acquisition. However, if mandated by a program and/or contractual requirements in the future, the selected contractor(s) may need to have a Facility Security Clearance and Personnel Security Clearances to maintain a safeguarding capability through SECRET clearance level in accordance with the Industrial Security Regulation, DoD 5220.22-R and the National Industrial Security Program Operating Manual, DoD 5220.22-M. Following contract award, should classified information be required, it will be safeguarded in accordance with these documents, including submission of a DD Form 254 and Government generation of a Security Classification Guide. The contractor(s) will receive routine Government audits of their industrial security management system to ensure adequate security safeguards have been established and maintained. The Government’s assigned Industrial Security Representative will determine the frequency of such formal reviews, but a review will normally be conducted on an annual basis.

Although not anticipated at this time, should performance of the contract(s) require physical access to a Federally-controlled facility, the contractor(s) shall comply with the Office of Management and Budget Guidance M-05-24, dated August 5, 2005, Implementation of Homeland Security Presidential Directive 12-Policy for a Common Identification Standard for Federal Employees and Contractors. The Government will coordinate all actions necessary for access to a Federally-controlled facility to ensure proper and only essential access is provided to the contractor(s).

Ebola and Marburg viruses are category A select agents as classified by the CDC and require BSL-4 containment facilities. Therefore, this contract will involve access to Biological Select Agents and Toxins (BSAT). The Contractors will be required to certify they are registered in accordance with Federal, State, and local regulations, including with the CDC and the Animal and Plant Health Inspection Service. The Contractor will be required to comply with DoD Directive 5210.88, Safeguarding Biological Select Agents and Toxins; DoDI 5210.89, Minimum Security Standards for Safeguarding Biological Select Agents and Toxins; Army Regulation (AR) 50-1, Biological Surety; and AR 190-17, Biological Select Agents and Toxins Security Program; and AR 190-51, Army Physical Security Program.

W9113M-10-C-0057

The HFV Class will not generate or require the use of classified information or classified material of any kind. The data generated in the projects would be considered “unclassified controlled information” at best. The Contractor must meet the requirements for working with unclassified controlled information set forth by DoDD 5200.1.

The Contractor will comply with DoDD 5200.1 Appendix C in the marking of all documents and media items, safeguarding of all information, accessing of all information, storage of all project data, reproduction and disposal of all information, handling and transport of all information, management of the Information Security Program, and limited control and distribution of some project documents.

H.2 TEST AND EVALUATION

The HFV Class of Therapeutics will be developed in full accordance with FDA regulations and guidelines established by CFR 21, the Pure Food and Drug Act. The FDA mandates test and evaluation processes that follow a series of phases that establish the effectiveness and safety of new drugs. The FDA issues extensive mandatory guidance and requires submission of substantive evidence for FDA review. Only after FDA approval can work proceed from one phase to the next. The FDA process is mandatory for licensure. The Government will utilize the Contractor’s validated information and FDA process documentation in evaluating progress and conformance with TPP Guidelines.

H.3. PROHIBITION OF USE OF LABORATORY ANIMALS

Information and guidance is provided at the following web site:

https://mrmc.amedd.army.mil/index.cfm?pageid=research_protections.acuro

https://mrmc.amedd.army.mil/rodorpaurd.asp

** PROHIBITION – READ FURTHER FOR DETAILS **

Notwithstanding any other provisions contained in this award or incorporated by reference herein, the recipient is expressly forbidden to use or subcontract for the use of laboratory animals in any manner whatsoever without the express written approval of the US Army Medical Research and Materiel

W9113M-10-C-0057

Command, Animal Care and Use Office. You will receive written approval to begin research under the applicable protocol proposed for this award from the US Army Medical Research and Materiel Command, Animal Care and Use Office under separate letter to the recipient and Principal Investigator. A copy of this approval will be provided to the US Army Space and Missile Defense Command for the official file. Non-compliance with any provision of this clause may result in the termination of the award.

H.4. PROHIBITION OF USE OF HUMAN SUBJECTS

Information and guidance is provided at the following web site:

https://mrmc.amedd.army.mil/rodorphrpo.asp

** PROHIBITION – READ FURTHER FOR DETAILS **

Research under this award involving the use of human subjects may not begin until the U.S. Army Medical Research and Materiel Command’s Office of Research Protections, Human Research Protections Office (HRPO) approves the protocol. Written approval to begin research or subcontract for the use of human subjects under the applicable protocol proposed for this award will be issued from the US Army Medical Research and Materiel Command, HRPO, under separate letter to the funded institution and the Principal Investigator. A copy of this approval will be provided to the US Army Space and Missile Defense Command for the official file. Non-compliance with any provision of this clause may result in withholding of funds and or the termination of the award.

H.5. PROHIBITION OF USE OF HUMAN ANATOMICAL SUBSTANCES

Information and guidance is provided at the following web site:

https://mrmc.amedd.army.mil/rodorphrpo.asp

W9113M-10-C-0057

** PROHIBITION – READ FURTHER FOR DETAILS **

Research at funded institutions using human anatomical substances may not begin until the U.S. Army Medical Research and Materiel Command’s Office of Research Protections, Human Research Protections Office (HRPO) approves the protocol. Written approval to begin research or subcontract for the use of human anatomical substances under the applicable protocol proposed for this award will be issued from the US Army Medical Research and Materiel Command, HRPO, under separate letter to the funded institution and the Principal Investigator. A copy of this approval will be provided to the US Army Space and Missile Defense Command for the official file. Non-compliance with any provision of this clause may result in withholding of funds and or the termination of the award.

H.6. Post-Award Evaluations of Contractors’ Performance and Down-Select Criteria

H.6.1 This acquisition provides that Contractors with products that fail in development or in default of contract requirements will not be continued by option exercise (if not defaulted sooner).

H.6.2 All other performing Contractors will not be denied the opportunity to continue performance under an option clause by the Government’s decision to exercise or not exercise an option, or otherwise, absent a best value comparative evaluation using established RFP evaluation criteria. The criteria shall include, but not be limited to, post-award performance, the Government’s preference to avoid therapeutics addressing duplicative indications and the Anti-Viral TPP Guidelines. Trade-offs can be considered at down-select points in the evaluation of each candidate against the evaluation criteria. The Government’s right to unilaterally decide not to exercise all options and to discontinue the development of all HFV therapeutics is paramount.

H.6.3 In the event a best value comparative evaluation becomes necessary or is desired at a down- select point, selection shall be based on evaluation of the contractors’ actual post-award contract performance against evaluation criteria established in the RFP to include the Anti-Viral TPP Guidelines and the Government’s preference to avoid therapeutics addressing duplicative indications.

W9113M-10-C-0057

Section I - Contract Clauses

CLAUSES INCORPORATED BY REFERENCE

52.202-1	Definitions	JUL 2004
52.203-3	Gratuities	APR 1984
52.203-5	Covenant Against Contingent Fees	APR 1984
52.203-6	Restrictions On Subcontractor Sales To The Government	SEP 2006
52.203-7	Anti-Kickback Procedures	JUL 1995
52.203-8	Cancellation, Rescission, and Recovery of Funds for Illegal or Improper Activity	JAN 1997
52.203-10	Price Or Fee Adjustment For Illegal Or Improper Activity	JAN 1997
52.203-12	Limitation On Payments To Influence Certain Federal Transactions	SEP 2007
52.203-14	Display of Hotline Poster(s)	DEC 2007
52.204-4	Printed or Copied Double-Sided on Recycled Paper	AUG 2000
52.204-7	Central Contractor Registration	APR 2008
52.204-10	Reporting Subcontract Awards	SEP 2007
52.209-6	Protecting the Government’s Interest When Subcontracting With Contractors Debarred, Suspended, or Proposed for Debarment	SEP 2006
52.211-5	Material Requirements	AUG 2000
52.215-2	Audit and Records—Negotiation	MAR 2009
52.215-2 Alt I	Audit and Records—Negotiation (Mar 2009) Alternate I	MAR 2009
52.215-8	Order of Precedence—Uniform Contract Format	OCT 1997
52.215-10	Price Reduction for Defective Cost or Pricing Data	OCT 1997
52.215-11	Price Reduction for Defective Cost or Pricing Data—Modifications	OCT 1997
52.215-12	Subcontractor Cost or Pricing Data	OCT 1997
52.215-13	Subcontractor Cost or Pricing Data—Modifications	OCT 1997
52.215-15	Pension Adjustments and Asset Reversions	OCT 2004
52.215-16	Facilities Capital Cost of Money	JUN 2003
52.215-19	Notification of Ownership Changes	OCT 1997
52.215-23	Limitations on Pass-Through Charges	OCT 2009
52.216-7	Allowable Cost And Payment	DEC 2002
52.219-6	Notice Of Total Small Business Set-Aside	JUN 2003
52.219-8	Utilization of Small Business Concerns	MAY 2004
52.219-14	Limitations On Subcontracting	DEC 1996
52.222-19	Child Labor—Cooperation with Authorities and Remedies	AUG 2009
52.222-20	Walsh-Healey Public Contracts Act	DEC 1996
52.222-21	Prohibition Of Segregated Facilities	FEB 1999
52.222-26	Equal Opportunity	MAR 2007
52.222-35	Equal Opportunity For Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans	SEP 2006
52.222-36	Affirmative Action For Workers With Disabilities	JUN 1998
52.222-37	Employment Reports On Special Disabled Veterans, Veterans Of The Vietnam Era, and Other Eligible Veterans	SEP 2006
52.222-39	Notification of Employee Rights Concerning Payment of Union Dues or Fees	DEC 2004
52.222-50	Combating Trafficking in Persons	FEB 2009
52.223-3	Hazardous Material Identification And Material Safety Data	JAN 1997
52.223-6	Drug-Free Workplace	MAY 2001
52.223-14	Toxic Chemical Release Reporting	AUG 2003
52.225-13	Restrictions on Certain Foreign Purchases	JUN 2008

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52.227-1	Authorization and Consent	DEC 2007
52.227-2	Notice And Assistance Regarding Patent And Copyright Infringement	DEC 2007
52.227-11	Patent Rights—Ownership By The Contractor	DEC 2007
52.227-14	Rights in Data—General	DEC 2007
52.228-7	Insurance—Liability To Third Persons	MAR 1996
52.232-1	Payments	APR 1984
52.232-17	Interest	OCT 2008
52.232-20	Limitation Of Cost	APR 1984
52.232-22	Limitation Of Funds	APR 1984
52.232-23	Assignment Of Claims	JAN 1986
52.232-33	Payment by Electronic Funds Transfer—Central Contractor Registration	OCT 2003
52.233-1	Disputes	JUL 2002
52.233-3 Alt I	Protest After Award (Aug 1996) - Alternate I	JUN 1985
52.233-4	Applicable Law for Breach of Contract Claim	OCT 2004
52.242-1	Notice of Intent to Disallow Costs	APR 1984
52.242-3	Penalties for Unallowable Costs	MAY 2001
52.242-4	Certification of Final Indirect Costs	JAN 1997
52.242-13	Bankruptcy	JUL 1995
52.242-15 Alt I	Stop-Work Order (Aug 1989) - Alternate I	APR 1984
52.242-17	Government Delay Of Work	APR 1984
52.243-2	Changes—Cost-Reimbursement	AUG 1987
52.243-2 Alt V	Changes—Cost-Reimbursement (Aug 1987) - Alternate V	APR 1984
52.244-2	Subcontracts	JUN 2007
52.244-5	Competition In Subcontracting	DEC 1996
52.244-6	Subcontracts for Commercial Items	AUG 2009
52.249-6	Termination (Cost Reimbursement)	MAY 2004
52.249-14	Excusable Delays	APR 1984
52.253-1	Computer Generated Forms	JAN 1991
252.203-7000	Requirements Relating to Compensation of Former DoD Officials	JAN 2009
252.203-7001	Prohibition On Persons Convicted of Fraud or Other Defense-Contract-Related Felonies	DEC 2008
252.204-7004 Alt A	Central Contractor Registration (52.204-7) Alternate A	SEP 2007
252.204-7006	Billing Instructions	OCT 2005
252.204-7008	Export-Controlled Items	APR 2010
252.205-7000	Provision Of Information To Cooperative Agreement Holders	DEC 1991
252.209-7004	Subcontracting With Firms That Are Owned or Controlled By The Government of a Terrorist Country	DEC 2006
252.211-7003	Item Identification and Valuation	AUG 2008
252.215-7000	Pricing Adjustments	DEC 1991
252.215-7000	Pricing Adjustments	DEC 1991
252.215-7004	Excessive Pass-Through Charges	MAY 2008
252.215-7004	Excessive Pass-Through Charges	MAY 2008
252.223-7001	Hazard Warning Labels	DEC 1991
252.225-7004	Report of Contract Performance Outside the United States and Canada—Submission after Award	MAY 2007
252.225-7006	Quarterly Reporting of Actual Contract Performance Outside the United States	MAY 2007
252.225-7012	Preference For Certain Domestic Commodities	DEC 2008
252.227-7039	Patents—Reporting Of Subject Inventions	APR 1990
252.232-7003	Electronic Submission of Payment Requests and Receiving Reports	MAR 2008
252.232-7010	Levies on Contract Payments	DEC 2006

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252.235-7002	Animal Welfare	DEC 1991
252.235-7004	Protection of Human Subjects	JUL 2009
252.243-7002	Requests for Equitable Adjustment	MAR 1998
252.244-7000	Subcontracts for Commercial Items and Commercial Components (DoD Contracts)	AUG 2009
252.247-7023	Transportation of Supplies by Sea	MAY 2002
252.247-7024	Notification Of Transportation Of Supplies By Sea	MAR 2000

CLAUSES INCORPORATED BY FULL TEXT

52.216-10              INCENTIVE FEE (MAR 1997)

(a) General. The Government shall pay the Contractor for performing this contract a fee determined as provided in this contract.

(b) Target cost and target fee. The target cost and target fee specified in the Schedule are subject to adjustment if the contract is modified in accordance with paragraph (d) below.

(1) “Target cost,” as used in this contract, means the estimated cost of this contract as initially negotiated, adjusted in accordance with paragraph (d) below.

(2) “Target fee,” as used in this contract, means the fee initially negotiated on the assumption that this contract would be performed for a cost equal to the estimated cost initially negotiated, adjusted in accordance with paragraph (d) below.

(c) Withholding of payment. Normally, the Government shall pay the fee to the Contractor as specified in the Schedule. However, when the Contracting Officer considers that performance or cost indicates that the Contractor will not achieve target, the Government shall pay on the basis of an appropriate lesser fee. When the Contractor demonstrates that performance or cost clearly indicates that the Contractor will earn a fee significantly above the target fee, the Government may, at the sole discretion of the Contracting Officer, pay on the basis of an appropriate higher fee. After payment of [*] percent of the applicable fee, the Contracting Officer may withhold further payment of fee until a reserve is set aside in an amount that the Contracting Officer considers necessary to protect the Government’s interest. This reserve shall not exceed [*] percent of the applicable fee or $[*], whichever is less. The Contracting Officer shall release [*] percent of all fee withholds under this contract after receipt of the certified final indirect cost rate proposal covering the year of physical completion of this contract, provided the Contractor has satisfied all other contract terms and conditions, including the submission of the final patent and royalty reports, and is not delinquent in submitting final vouchers on prior years’ settlements. The Contracting Officer may release up to [*] percent of the fee withholds under this contract based on the Contractor’s past performance related to the submission and settlement of final indirect cost rate proposals.

(d) Equitable adjustments. When the work under this contract is increased or decreased by a modification to this contract or when any equitable adjustment in the target cost is authorized under any other clause, equitable adjustments in the target cost, target fee, minimum fee, and maximum fee, as appropriate, shall be stated in a supplemental agreement to this contract.

(e) Fee payable. (1) The fee payable under this contract shall be the target fee increased by [*] [Contracting Officer insert Contractor’s participation] cents for every dollar that the total allowable cost is less than the target cost or decreased by [*], [Contracting Officer insert Contractor’s participation] cents for every dollar that the total allowable cost exceeds the target cost. In no event shall the fee be greater than [*][Contracting Officer insert percentage] percent or less than …… [*] [Contracting Officer insert percentage] percent of the target cost.

(2) The fee shall be subject to adjustment, to the extent provided in paragraph (d) above, and within the minimum and maximum fee limitations in subparagraph (1) above, when the total allowable cost is increased or decreased as a consequence of (i) payments made under assignments or (ii) claims excepted from the release as required by paragraph (h)(2) of the Allowable Cost and Payment clause.

*Confidential Treatment Requested.

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(3) If this contract is terminated in its entirety, the portion of the target fee payable shall not be subject to an increase or decrease as provided in this paragraph. The termination shall be accomplished in accordance with other applicable clauses of this contract.

(4) For the purpose of fee adjustment, “total allowable cost” shall not include allowable costs arising out of—

(i) Any of the causes covered by the Excusable Delays clause to the extent that they are beyond the control and without the fault or negligence of the Contractor or any subcontractor;

(ii) The taking effect, after negotiating the target cost, of a statute, court decision, written ruling, or regulation that results in the Contractor’s being required to pay or bear the burden of any tax or duty or rate increase in a tax or duty;

(iii) Any direct cost attributed to the Contractor’s involvement in litigation as required by the Contracting Officer pursuant to a clause of this contract, including furnishing evidence and information requested pursuant to the Notice and Assistance Regarding Patent and Copyright Infringement clause;

(iv) The purchase and maintenance of additional insurance not in the target cost and required by the Contracting Officer, or claims for reimbursement for liabilities to third persons pursuant to the Insurance Liability to Third Persons clause;

(v) Any claim, loss, or damage resulting from a risk for which the Contractor has been relieved of liability by the Government Property clause; or

(vi) Any claim, loss, or damage resulting from a risk defined in the contract as unusually hazardous or as a nuclear risk and against which the Government has expressly agreed to indemnify the Contractor.

(5) All other allowable costs are included in “total allowable cost” for fee adjustment in accordance with this paragraph (e), unless otherwise specifically provided in this contract.

(f) Contract modification. The total allowable cost and the adjusted fee determined as provided in this clause shall be evidenced by a modification to this contract signed by the Contractor and Contracting Officer.

(g) Inconsistencies. In the event of any language inconsistencies between this clause and provisioning documents or Government options under this contract, compensation for spare parts or other supplies and services ordered under such documents shall be determined in accordance with this clause.

(End of clause)

52.217-7    OPTION FOR INCREASED QUANTITY—SEPARATELY PRICED LINE ITEM (MAR 1989)

The Government may require the delivery of the numbered line item, identified in the Schedule as an option item, in the quantity and at the price stated in the Schedule. The Contracting Officer may exercise the option by written notice to the Contractor within [*] days.

(End of clause)

52.219-28    POST-AWARD SMALL BUSINESS PROGRAM REREPRESENTATION (APR 2009)

*Confidential Treatment Requested.

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(a) Definitions. As used in this clause—

Long-term contract means a contract of more than five years in duration, including options. However, the term does not include contracts that exceed five years in duration because the period of performance has been extended for a cumulative period not to exceed six months under the clause at 52.217-8, Option to Extend Services, or other appropriate authority.

Small business concern means a concern, including its affiliates, that is independently owned and operated, not dominant in the field of operation in which it is bidding on Government contracts, and qualified as a small business under the criteria in 13 CFR part 121 and the size standard in paragraph (c) of this clause. Such a concern is not dominant in its field of operation” when it does not exercise a controlling or major influence on a national basis in a kind of business activity in which a number of business concerns are primarily engaged. In determining whether dominance exists, consideration shall be given to all appropriate factors, including volume of business, number of employees, financial resources, competitive status or position, ownership or control of materials, processes, patents, license agreements, facilities, sales territory, and nature of business activity.

(b) If the Contractor represented that it was a small business concern prior to award of this contract, the Contractor shall rerepresent its size status according to paragraph (e) of this clause or, if applicable, paragraph (g) of this clause, upon the occurrence of any of the following:

(1) Within 30 days after execution of a novation agreement or within 30 days after modification of the contract to include this clause, if the novation agreement was executed prior to inclusion of this clause in the contract.

(2) Within 30 days after a merger or acquisition that does not require a novation or within 30 days after modification of the contract to include this clause, if the merger or acquisition occurred prior to inclusion of this clause in the contract.

(3) For long-term contracts—

(i) Within 60 to 120 days prior to the end of the fifth year of the contract; and

(ii) Within 60 to 120 days prior to the date specified in the contract for exercising any option thereafter.

(c) The Contractor shall rerepresent its size status in accordance with the size standard in effect at the time of this rerepresentation that corresponds to the North American Industry Classification System (NAICS) code assigned to this contract. The small business size standard corresponding to this NAICS code can be found at http://www.sba.gov/services/contractingopportunities/sizestandardstopics/.

(d) The small business size standard for a Contractor providing a product which it does not manufacture itself, for a contract other than a construction or service contract, is 500 employees.

(e) Except as provided in paragraph (g) of this clause, the Contractor shall make the rerepresentation required by paragraph (b) of this clause by validating or updating all its representations in the Online Representations and Certifications Application and its data in the Central Contractor Registration, as necessary, to ensure that they reflect the Contractor’s current status. The Contractor shall notify the contracting office in writing within the timeframes specified in paragraph (b) of this clause that the data have been validated or updated, and provide the date of the validation or update.

(f) If the Contractor represented that it was other than a small business concern prior to award of this contract, the Contractor may, but is not required to, take the actions required by paragraphs (e) or (g) of this clause.

(g) If the Contractor does not have representations and certifications in ORCA, or does not have a representation in ORCA for the NAICS code applicable to this contract, the Contractor is required to complete the following rerepresentation and submit it to the contracting office, along with the contract number and the date on which the rerepresentation was completed:

The Contractor represents that it (    ) is, (    ) is not a small business concern under NAICS Code 541711- assigned to contract number.

W9113M-10-C-0057

(Contractor to sign and date and insert authorized signer’s name and title).

(End of clause)

52.252-2    CLAUSES INCORPORATED BY REFERENCE (FEB 1998)

This contract incorporates one or more clauses by reference, with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text available. Also, the full text of a clause may be accessed electronically at this/these address(es):

http://farsite.hill.af.mil

(End of clause)

252.204-7000    DISCLOSURE OF INFORMATION (DEC 1991)

(a) The Contractor shall not release to anyone outside the Contractor’s organization any unclassified information, regardless of medium (e.g., film, tape, document), pertaining to any part of this contract or any program related to this contract, unless—

(1) The Contracting Officer has given prior written approval; or

(2) The information is otherwise in the public domain before the date of release.

(b) Requests for approval shall identify the specific information to be released, the medium to be used, and the purpose for the release. The Contractor shall submit its request to the Contracting Officer at least 45 days before the proposed date for release.

(c) The Contractor agrees to include a similar requirement in each subcontract under this contract. Subcontractors shall submit requests for authorization to release through the prime contractor to the Contracting Officer.

(End of clause)

252.235-7010    Acknowledgment of Support and Disclaimer. (MAY 1995)

(a) The Contractor shall include an acknowledgment of the Government’s support in the publication of any material based on or developed under this contract, stated in the following terms: This material is based upon work supported by the US Army Space and Missile Defense Command under Contract No. [Insert upon award]

(b) All material, except scientific articles or papers published in scientific journals, must, in addition to any notices or disclaimers by the Contractor, also contain the following disclaimer: Any opinions, findings and conclusions or recommendations expressed in this material are those of the author(s) and do not necessarily reflect the views of the [name of contracting agency(ies)].

W9113M-10-C-0057

Section J - List of Documents, Exhibits and Other Attachments

SECTION J

LIST OF ATTACHMENTS

Attachment No.	Description	Date	Number of Pages
1	Contractor’s Statement of Work	3/22/10	20

Exhibit No.

A001	Contract Work Breakdown Structure (CWBS)
A002	Contractor’s Progress, Status, & Management Report
A003	Contract Funds Status Report, DD Form 1586
A004	Integrated Master Schedule
A005	Contract Performance Report
A006	In Process Review